Exhibit 99.1

	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com
News Release

Belden Reports Strong Results in First Quarter 2013

St. Louis, Missouri – May 2, 2013 – Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission-critical applications, today reported fiscal first quarter 2013 results for the period ended March 31, 2013.

First Quarter Highlights

•	Grew revenue by 15.4% year-over-year;

•	Improved adjusted operating income margin to 13.1%, increasing 400 basis points from 9.1% in the year-ago period;

•	Increased adjusted income from continuing operations per diluted share to $0.84, up 82.6% over last year’s $0.46 per diluted share;

•

Purchased 612,982 shares of Belden common stock for $31.25 million during the quarter, bringing the total program-to-date shares repurchased to 4.32 million shares under both the previously announced program and recently announced extension, and

•	Raised full-year guidance for fiscal 2013 adjusted income from continuing operations per diluted share to $3.49 – $3.69.

First Quarter 2013

Revenue for the quarter totaled $507.5 million, up $67.9 million, or 15.4%, compared to $439.6 million in the first quarter 2012. Operating income margin in the first quarter was 8.7%, increasing 30 basis points from 8.4% in the year-ago period. Income from continuing operations per diluted share totaled $0.49, compared to $0.42 in the first quarter 2012, a year-over-year increase of 16.7%.

Adjusted revenue for the quarter totaled $510.4 million, up $70.8 million, or 16.1%, compared to $439.6 million in the first quarter 2012. On an organic basis, revenue was down slightly compared to the same period last year. Adjusted income from continuing operations per diluted share totaled $0.84, compared to $0.46 in the first quarter 2012, an increase of 82.6%. A non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “We’re pleased with our strong start to the year. As expected, our two industrial platforms performed well in the quarter, and they more than offset demand weakness in our European and enterprise markets. Year-over-year operating income margin expansion is a clear highlight and a direct result of our business transformation and commitment to continuous improvement.”

Outlook

“Although the global macroeconomic environment has proven challenging and difficult to predict, we feel confident that our portfolio, business system, and focus on execution provide a level of stability and predictability. Therefore, we are increasing our earnings outlook for the full year,” said Mr. Stroup.

Belden Reports Strong Results in First Quarter 2013 – Page 2 of 3

Belden is now organized around four new global business segments: Broadcast, Enterprise Connectivity, Industrial Connectivity, and Industrial IT. Management believes that this will allow the Company to better execute its strategic plan, which includes the Market Delivery System and Lean Enterprise.

The Company expects second quarter 2013 revenues to be $530 – $540 million and adjusted income from continuing operations per diluted share to be $0.90 – $0.95. For the full year ending December 31, 2013, the Company expects revenues to be $2.07 – $2.12 billion and adjusted income from continuing operations per diluted share to be $3.49 – $3.69.

Earnings Conference Call

Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

Forward Looking Statements

Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. Changes in the global economy may impact the Company’s results. Turbulence in financial markets may increase the Company’s borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which

Belden Reports Strong Results in First Quarter 2013 – Page 3 of 3

may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.

About Belden

Belden Inc., a global leader in high quality, end-to-end signal transmission solutions, delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovation solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com; follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended
	March 31, 2013	April 1, 2012
	(In thousands, except per share amounts)
Revenues	$507,473	$439,600
Cost of sales	(340,120)	(306,801)

Gross profit	167,353	132,799
Selling, general and administrative expenses	(91,982)	(81,522)
Research and development	(20,425)	(13,808)
Amortization of intangibles	(12,977)	(3,084)
Income from equity method investment	2,271	2,741

Operating income	44,240	37,126
Interest expense	(15,905)	(11,919)
Interest income	108	351

Income from continuing operations before taxes	28,443	25,558
Income tax expense	(6,198)	(5,819)

Income from continuing operations	22,245	19,739
Income from discontinued operations, net of tax	—	4,536

Net income	$22,245	$24,275

Weighted average number of common shares and equivalents:
Basic	44,420	45,912
Diluted	45,427	46,938
Basic income per share
Continuing operations	$0.50	$0.43
Discontinued operations	—	0.10

Net income	$0.50	$0.53

Diluted income per share
Continuing operations	$0.49	$0.42
Discontinued operations	—	0.10

Net income	$0.49	$0.52

Comprehensive income	$14,892	$34,901

Dividends declared per share	$0.05	$0.05

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended
	March 31, 2013	April 1, 2012
	(In thousands)
External customer revenues:
Broadcast Solutions	$155,586	$70,057
Enterprise Connectivity Solutions	116,627	124,352
Industrial Connectivity Solutions	176,721	169,633
Industrial IT Solutions	58,539	50,882
All other	—	24,676

Consolidated	$507,473	$439,600

Operating income (loss):
Broadcast Solutions	$(146)	$1,168
Enterprise Connectivity Solutions	8,835	9,752
Industrial Connectivity Solutions	24,449	18,973
Industrial IT Solutions	9,517	5,713
All other	—	(542)

Total segments	42,655	35,064
Eliminations	(686)	(679)
Income from equity method investment	2,271	2,741

Consolidated	$44,240	$37,126

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$469,406	$395,095
Receivables, net	301,400	300,864
Inventories, net	219,068	215,282
Deferred income taxes	17,903	19,885
Other current assets	23,013	28,456

Total current assets	1,030,790	959,582

Property, plant and equipment, less accumulated depreciation	302,767	307,048
Goodwill	778,989	778,708
Intangible assets, less accumulated amortization	417,390	428,273
Deferred income taxes	45,745	46,970
Other long-lived assets	72,298	64,002

	$2,647,979	$2,584,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$191,376	$183,672
Accrued liabilities	138,287	166,272
Current maturities of long-term debt	15,328	15,678
Current liabilities of discontinued operations	—	86,860

Total current liabilities	344,991	452,482

Long-term debt	1,317,997	1,135,527
Postretirement benefits	140,690	144,320
Other long-term liabilities	41,842	40,394
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	593,010	598,180
Retained earnings	481,750	461,756
Accumulated other comprehensive loss	(37,918)	(30,565)
Treasury stock	(234,886)	(218,014)

Total stockholders’ equity	802,459	811,860

	$2,647,979	$2,584,583

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Three Months Ended
	March 31, 2013	April 1, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$22,245	$24,275
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	22,546	12,157
Share-based compensation	3,419	2,977
Provision for inventory obsolescence	474	2,491
Pension funding less than pension expense	798	756
Income from equity method investment	(2,271)	(2,741)
Tax benefit related to share-based compensation	(4,227)	(4,119)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(9,785)	11,904
Inventories	(2,723)	(4)
Accounts payable	5,520	(5,634)
Accrued liabilities	(30,347)	(30,141)
Accrued taxes	(69,987)	5,105
Other assets	(5,606)	(215)
Other liabilities	(1,782)	(4,063)

Net cash provided by (used for) operating activities	(71,726)	12,748
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(9,475)	(587)
Capital expenditures	(6,437)	(7,557)
Proceeds from disposal of businesses	3,735	—
Proceeds from disposal of tangible assets	1,077	—

Net cash used for investing activities	(11,100)	(8,144)
Cash flows from financing activities:
Borrowings under credit arrangements	388,220	—
Payments under borrowing arrangements	(194,110)	(600)
Payments under share repurchase program	(31,250)	(25,000)
Debt issuance costs paid	(6,794)	—
Cash dividends paid	(76)	(2,409)
Proceeds from exercise of stock options, net of withholding tax	1,551	2,179
Tax benefit related to share-based compensation	4,227	4,119

Net cash provided by (used for) financing activities	161,768	(21,711)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(4,631)	4,408

Increase (decrease) in cash and cash equivalents	74,311	(12,699)
Cash and cash equivalents, beginning of period	395,095	382,716

Cash and cash equivalents, end of period	$469,406	$370,017

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for acquisition and divestiture transaction costs, capital expenditures net of the proceeds from the disposal of tangible assets, and non-recurring tax payments related to divestitures and settlement of a tax sharing agreement. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended March 31, 2013	Three Months Ended April 1, 2012
	(In thousands)
GAAP net cash provided by (used for) operating activities	$(71,726)	$12,748
Capital expenditures, net of proceeds from the disposal of tangible assets	(5,360)	(7,557)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	38,453	—
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	30,000	—

Non-GAAP free cash flow	$(8,633)	$5,191

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including asset impairments, purchase accounting effects related to acquisitions, acquisition and divestiture transaction costs, revenue and cost of sales deferrals, severance and other restructuring costs, gains (losses) recognized on the disposal of businesses and tangible assets, amortization of intangible assets, gains (losses) on debt extinguishment, and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	March 31, 2013	April 1, 2012
	(In thousands, except percentages and per share amounts)
GAAP revenues	$507,473	$439,600
Deferred revenue adjustments	2,916	—

Adjusted revenues	$510,389	$439,600

GAAP gross profit	$167,353	$132,799
Purchase accounting effects related to acquisitions	6,550	—
Deferred gross profit adjustments	2,127	—
Severance and other restructuring costs	109	—

Adjusted gross profit	$176,139	$132,799

Adjusted gross profit margin	34.5%	30.2%

GAAP operating income	$44,240	$37,126
Amortization of intangible assets	12,977	3,084
Purchase accounting effects related to acquisitions	6,550	—
Deferred gross profit adjustments	2,127	—
Severance and other restructuring costs	788	—

Total operating income adjustments	22,442	3,084

Adjusted operating income	$66,682	$40,210

Adjusted operating income margin	13.1%	9.1%

GAAP income from continuing operations	$22,245	$19,739
Operating income adjustments from above	22,442	3,084
Tax effect of adjustments	(6,361)	(1,025)

Adjusted income from continuing operations	$38,326	$21,798

GAAP income from continuing operations per diluted share	$0.49	$0.42
Adjusted income from continuing operations per diluted share	$0.84	$0.46

GAAP and Adjusted diluted weighted average shares	45,427	46,938

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including asset impairments, purchase accounting effects related to acquisitions, acquisition and divestiture transaction costs, revenue and cost of sales deferrals, severance and other restructuring costs, gains (losses) recognized on the disposal of businesses and tangible assets, amortization of intangible assets, gains (losses) on debt extinguishment, and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended March 31, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
GAAP revenues	$155,586	$116,627	$176,721	$58,539	$—	$507,473	$—	$—	$507,473
Deferred revenue adjustments	2,916	—	—	—	—	2,916	—	—	2,916

Adjusted revenues	$158,502	$116,627	$176,721	$58,539	$—	$510,389	$—	$—	$510,389

GAAP operating income	$(146)	$8,835	$24,449	$9,517	$—	$42,655	$(686)	$2,271	$44,240
Amortization of intangible assets	11,798	104	280	795	—	12,977	—	—	12,977
Purchase accounting effects related to acquisitions	6,550	—	—	—	—	6,550	—	—	6,550
Deferred gross profit adjustments	2,127	—	—	—	—	2,127	—	—	2,127
Severance and other restructuring costs	788	—	—	—	—	788	—	—	788

Total operating income adjustments	21,263	104	280	795	—	22,442	—	—	22,442

Adjusted operating income	$21,117	$8,939	$24,729	$10,312	$—	$65,097	$(686)	$2,271	$66,682

Adjusted operating income margin	13.3%	7.7%	14.0%	17.6%		12.8%			13.1%

	Three Months Ended April 1, 2012
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
GAAP revenues	$70,057	$124,352	$169,633	$50,882	$24,676	$439,600	$—	$—	$439,600
Deferred revenue adjustments	—	—	—	—	—	—	—	—	—

Adjusted revenues	$70,057	$124,352	$169,633	$50,882	$24,676	$439,600	$—	$—	$439,600

GAAP operating income (loss)	$1,168	$9,752	$18,973	$5,713	$(542)	$35,064	$(679)	$2,741	$37,126
Amortization of intangible assets	1,029	122	770	812	351	3,084	—	—	3,084

Total operating income adjustments	1,029	122	770	812	351	3,084	—	—	3,084

Adjusted operating income (loss)	$2,197	$9,874	$19,743	$6,525	$(191)	$38,148	$(679)	$2,741	$40,210

Adjusted operating income margin	3.1%	7.9%	11.6%	12.8%	-0.8%	8.7%			9.1%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2013 EARNINGS GUIDANCE

	Year Ended December 31, 2013	Three Months Ended June 30, 2013
Non-GAAP income from continuing operations per diluted share	$3.49 - $3.69	$0.90 - $0.95
Amortization of intangible assets	$(0.81)	$(0.20)
Purchase accounting effects related to Miranda, PPC, and Softel acquisitions	$(0.17)	$(0.02)
Deferred gross profit adjustments	$(0.14)	$(0.04)
Plant consolidation costs	$(0.13)	$(0.07)
Acquisition integration costs and the effects of the finalization of purchase accounting	*	*
GAAP income from continuing operations per diluted share	*	*

Our guidance for income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2013. Our actual income from continuing operations per diluted share may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.

*	Integration costs and the effects of the finalization of purchase accounting related to recent acquisitions are not yet available.